Exhibit 32.2
CERTIFICATION
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the accompanying Annual Report of Varian Medical Systems, Inc. (the “Company”), on Form 10-K for the year ended September 27, 2019 (the “Report”), I, Gary E. Bischoping Jr., Senior Vice President, Finance and Chief Financial Officer of the Company, hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002 that:

(1)	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	November 25, 2019	/s/	Gary E. Bischoping, Jr.
Gary E. Bischoping, Jr.
Senior Vice President, Finance and
Chief Financial Officer